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                    COMPUTATION OF EARNINGS PER COMMON SHARE          EXHIBIT 11
                    (in thousands, except per share amounts)


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
                                                                THREE MONTHS ENDED           SIX MONTHS ENDED
                                                                     JUNE 30,                    JUNE 30,
                                                                 1995          1996          1995          1996
                                                                 ----          ----          ----          ----
Primary Earnings
     Income before extraordinary items ..................      $ 4,915       $ 7,163       $ 9,123       $14,955
     Extraordinary items ................................           54            27            61           176
                                                               -------       -------       -------       -------
            Net Earnings ................................      $ 4,969       $ 7,190       $ 9,184       $15,131
                                                               =======       =======       =======       =======

     Shares:
         Weighted average number of
            common shares outstanding ...................       32,584        33,208        32,401        33,003
                                                               =======       =======       =======       =======

     Primary earnings per common share:
         Income before extraordinary items ..............      $  0.15       $  0.22       $  0.28       $  0.45
         Extraordinary items ............................           --            --            --          0.01
                                                               -------       -------       -------       -------
            Net Earnings ................................      $  0.15       $  0.22       $  0.28       $  0.46
                                                               =======       =======       =======       =======

Fully Diluted Earnings
     Income before extraordinary items ..................      $ 4,915       $ 7,163       $ 9,123       $14,955
     Net interest expense related to convertible debt ...          668           975           668         1,950
                                                               -------       -------       -------       -------
     Income before extraordinary items
         as adjusted ....................................        5,583         8,138         9,791        16,905
     Extraordinary items ................................           54            27            61           176
                                                               -------       -------       -------       -------
            Net earnings as adjusted ....................      $ 5,637       $ 8,165       $ 9,852       $17,081
                                                               =======       =======       =======       =======

     Shares:
         Weighted average number of common
            shares outstanding ..........................       32,584        33,303        32,456        33,272
         Assuming conversion of convertible debt ........        5,213         7,188         2,622         7,188
                                                               -------       -------       -------       -------
         Weighted average number of common
            shares outstanding as adjusted ..............       37,797        40,491        35,078        40,460
                                                               =======       =======       =======       =======

     Fully diluted earnings per common share:
         Income before extraordinary items ..............      $  0.15       $  0.20       $  0.28       $  0.42
         Extraordinary items ............................           --            --            --            --
                                                               -------       -------       -------       -------
            Net earnings ................................      $  0.15       $  0.20       $  0.28       $  0.42
                                                               =======       =======       =======       =======
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